                                                                     Exhibit 4.9

                                OFFER TO PURCHASE

I hereby offer to purchase a Junior Subordinated  Debenture of Pioneer Financial
Services,  Inc.  ("PFS") in the amount,  for the term and with the interest rate indicated below.

Amount $__________ to mature in ______ months and at the interest rate of ____%.

Interest to be:  |_| Compounded   |_|  Paid Yearly  |_|  Paid Monthly (Only amounts
                     Annually                            of $10,000 or more)

Debenture will be held in an IRA:   |_|  Yes    |_|  No

I understand  that PFS may accept this offer, in whole or in part, or may reject this offer without  notice,  in whole or in part,  with or without cause. In the event my offer is not accepted,  I understand  that PFS will promptly  refund my funds, without deduction of any costs and without interest.

--------------------------------------------------------------------------------

FOR MISSOURI  RESIDENTS  ONLY: The Securities  Division of the State of Missouri
requires PFS to obtain the personal and financial  information  requested  below from  residents of Missouri.  If you are a resident of another  state you do not need to complete the questions below.

1.  Describe your investment objectives:
    (check at least one)

    |_|  Capital preservation   |_|  Income   |_|  Growth   |_|  Aggressive growth

2.  Estimate your investment experience & knowledge: (check at least one)

    |_|  Excellent              |_|  Good     |_|  Limited  |_|  None

3.  Is your gross income at least $45,000 per year and your net worth
    (excluding home, home furnishings and automobiles) at least $45,000?

    |_|  Yes                    |_|  No

4.  If you answered NO to #3 above, is your net worth (excluding home, home furnishings and automobiles) at least $150,000?

    |_|  Yes                    |_|  No

5.  Is the amount you are considering investing with PFS in excess of 10%
    of your liquid net worth? (This would include any debentures issued by
    PFS.)

    |_|  Yes                    |_|  No

--------------------------------------------------------------------------------

By signing this Offer to Purchase I acknowledge that I have received the current copy of the prospectus, including the prospectus supplement, relating to the
Junior Subordinated Debentures and that I have read and understand the contents thereof. I also acknowledge that I have read this Offer to Purchase and I attest to the accuracy of the information provided above.

------------ -------------------------------------------
SECURITY     Please   issue  the  Junior   Subordinated
ISSUED TO:   Debentures  in the name(s)  below as joint
             tenants   with   rights  of   survivorship
             (JTWROS)  and not as  tenants  in  common.
             Registration   may   be   changed   before
             maturity  at  the  direction  of  any  one
             joint   tenant   in   possession   of  the
             certificate    and    Pioneer    Financial
             Services can rely on the  direction of any
             one joint tenant without liability.
------------ --------------------------------------  Date:______________________
---------------------------------------------------
|_|  First Name   Middle Initial    Last Name        Purchaser:_________________

                                                     Telephone
---------------------------------------------------  Number:____________________
---------------------------------------------------
|_|  First Name   Middle Initial    Last Name

---------------------------------------------------
---------------------------------------------------  ---------------------------
|_|  First Name   Middle Initial    Last Name              OFFICE USE ONLY

                                                     CERT. No.______ AMT.$______

                                                     VENDOR No._________________

                                                     Mailed_____________________
---------------------------------------------------
Mailing Address

---------------------------------------------------
City/State                             Zip

------------------------------ --------------------
Write  Soc.  Sec.  Or Federal
ID  No.   at   right.   Check
proper  box above for  person
whose  number  is  furnished.
Interest  will be reported to
the IRS under this number.
------------------------------ --------------------

                             Make Checks Payable To:
 PIONEER FINANCIAL SERVICES, INC., 4700 Belleview, Suite 300, Kansas City, MO 64112